Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Franklin Responsibly Sourced Gold ETF of our report dated June 9, 2022 relating to the financial statements of Franklin Responsibly Sourced Gold ETF, which appears in this Registration Statement. We also consent to the reference to us under the heading "Experts” in such Registration Statement.

 /s/ PricewaterhouseCoopers LLP
San Francisco, California
June 9, 2022